EXHIBIT 22

SUBSIDIARY OF THE COMPANY

               The following table sets forth certain information as of December 31, 1992 concerning the subsidiaries of the Company.

                                                                   PERCENTAGE
                                               PLACE OF            OWNED BY
                                            INCORPORATION         THE COMPANY
                                            -------------         -----------
           Pouch Laboratories, Inc.           New Jersey              100%


           During August, 1993 a resolution was passed by the Company's Board Of Directors to dissolve Pouch Laboratories, Inc. having no reason to maintain the existence of this subsidiary. (See note 4, "Discontinued Operations" - 1993 10-K SB)



25 - POWER OF ATTORNEY (SEE "POWER OF ATTORNEY" IN THE ANNUAL REPORT ON FORM
        10-K SB)




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